SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	------------------------

	FORM 8-K

	CURRENT REPORT


	Pursuant to Section 13 or 15(d)
	Of The Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):             July 2, 2001
									---------------


	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
	------------------------------------------------
     (Exact name of registrant as specified in its charter)



   Delaware                 0-21456              06-1361276
----------------         ------------        -----------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
---------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2500
                                                 ------------








Item 5.	Other Events.
		------------

	On July 2, 2001, the Registrant entered into a definitive agreement and plan of merger (the "Merger Agreement") which provides for the payment by Systems Holding, Inc. ("Holdco"), a newly-formed acquisition company organized by Norton Garfinkle and Bruce F. Failing, Jr., the Registrant's founders, and certain other stockholders, of $0.26 per share, in cash (the "Merger Consideration"), to each other holder of the Registrant's common stock, $.01 par value (the "ERS Common Stock").

	Pursuant to the terms of the Merger Agreement, Merger Sub, Inc., a wholly-owned subsidiary of Holdco, will be merged into and with the Registrant (the "Merger") following the reclassification of the shares of ERS Common Stock contributed to Holdco as shares of a new class B common stock, $.01 par value (the "ERS Class B Common Stock"), of the Registrant, and the Registrant will continue as the surviving corporation. As a result of the Merger, each share of the Registrant's Series A-1 Preferred Stock, $1.00 par value, and each share of ERS Class B Common Stock, outstanding immediately prior to the Merger will, by virtue of the Merger, continue unchanged and remain outstanding as shares of the capital stock of the Registrant. Upon effectiveness of the Merger (the "Effective Time"), each share of ERS Common Stock outstanding immediately prior to the Merger, other than dissenting shares, will be converted into the right to receive the Merger Consideration.

At the Effective Time, all options to acquire ERS Common
Stock which are outstanding at the Effective Time under the Registrant's stock option plans will be assumed by Holdco upon the same terms and conditions as contained under such plans, except that each such option will be exercisable for a number of shares of the common stock, $.01 par value (the "Holdco Common Stock"), of Holdco equal to the number of shares of ERS Common Stock subject to such option immediately prior to the Effective Time, at an option price per share of Holdco Common Stock equal to the exercise price per share of ERS Common Stock subject to such option in effect on such date.

	Each warrant to acquire ERS Common Stock which is outstanding at the Effective Time under the Warrant Agreement dated January 24, 1997 (the "Warrant Agreement") between the Registrant and American Stock Transfer and Trust Company, as warrant agent, subsequent to the Effective Time will, by virtue of the provisions of the Warrant Agreement, be converted into and represent the right to receive, in lieu of each share of ERS Common Stock issuable pursuant to such warrant prior to the Effective Time, an amount, if any, equal to the amount by which the Merger Consideration exceeds the current exercise price per share of such warrant.

A Special Committee (the "Special Committee") of the Board of Directors of the Registrant, consisting entirely of the non-management director of the Registrant who is not an affiliate of Holdco or its stockholders, approved the definitive Merger Agreement and recommended that the Board of Directors of the Registrant adopt the agreement. The Special Committee made its determination after receipt of the opinion of BNY Capital Markets, Inc., financial advisor to the Special Committee, that the consideration to be received pursuant to the Merger by the holders of ERS Common Stock, other than stockholders of Holdco, is fair to such holders from a financial point of view. The members of the Board of Directors of the Registrant have unanimously approved the Merger Agreement.

Messrs. Garfinkle and Failing, together with the additional stockholders who have organized Holdco, own in excess of a majority of outstanding ERS Common Stock, the sole class of voting securities of the Registrant, and have executed a consent as majority stockholders approving the Merger Agreement. No additional vote of the stockholders of the Registrant is required to complete the Merger.

	The Merger is conditioned, among other matters, on the distribution to holders of ERS Common Stock of an information statement prepared in accordance with the requirements of the Securities and Exchange Commission and the expiration of applicable notice periods. The Registrant presently plans to consummate the Merger after the occurrence of all conditions precedent, and expects the Merger to be consummated later in the third quarter of this year. Upon completion of the transaction, the registration of the ERS Common Stock under the U.S. Securities Exchange Act of 1934 would be terminated, and the listing of the ERS Common Stock on the Alternative Investment Market of the London Stock Exchange would be cancelled.

	The full text of the Merger Agreement and related press release are attached hereto as, respectively, Exhibits 99.1 and 99.2, and are hereby in their entirety incorporated by reference in response to this item.


Item 7.	Financial Statements and Exhibits.
		----------------------------------

	Exhibits.

		The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.


	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						ELECTRONIC RETAILING SYSTEMS
						 INTERNATIONAL, INC.



						By  s/Bruce F. Failing, Jr.
						   --------------------------------
						   Bruce F. Failing, Jr.
						   Vice Chairman and Chief
						     Executive Officer



Dated: as of July 2, 2001

INDEX TO EXHIBITS

Exhibit 		Description
-------		-----------

99.1			Agreement and Plan of Merger dated July 2, 2001
			among the Registrant, Systems Holding, Inc. and
			Systems Merger Sub, Inc.

99.2			Press Release of the Registrant issued July 3,
			2001.






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